Exhibit 99.1

NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                           March 1, 2001

FOR FURTHER INFORMATION CONTACT:
-------------------------------
James A. Arias
President and Chief Executive Officer
Realco, Inc.
(505) 242-4561

                      REALCO, INC. COMPLETES ACQUISITION OF
                       EQUITY SECURITIES INVESTMENTS, INC.

         ALBUQUERQUE, NEW MEXICO, MARCH 1, 2001 - Realco, Inc. (Nasdaq, NNM:
RLCO) announced today that it has completed the acquisition of Equity Securities Investments, Inc. ("Equity"), a securities broker-dealer based in Minneapolis, MN.

         Realco acquired Equity by issuing 484,000 shares of a newly created Series D Preferred Stock in exchange for all of the outstanding stock of Equity. The Series D Preferred Stock is entitled to one vote per share, and has an aggregate liquidation preference of $2,087,250 ($4.3125 per share). The Series D Preferred Stock is not convertible to common stock unless the conversion is approved by Realco's shareholders. Realco currently has 3,338,000 shares of common stock outstanding.

         Realco also reported that Laurence S. Zipkin and Edward S. Adams have been appointed to the Board of Directors of Realco.

         Mr. James A. Arias, President of Realco, said: "The acquisition of Equity will augment Realco's financial services business segment, which currently includes ownership interests in another securities broker-dealer and a residential mortgage banker."

         Realco is an integrated real estate and financial services company, operating in four principal business segments: real estate brokerage services, commercial construction, residential construction and land development, and financial services.

         This news release (as well as oral statements or other written statements made or to be made by the Company) contains or may contain statements relating to future events or the future financial performance of the Company which are forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, actual results may differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the effects of fluctuations in the supply and demand for real estate, interest rate fluctuations, general economic conditions of a geographic area, changes in governmental regulations, interruption of operations caused by adverse natural conditions, changes in the United States economy, and other factors described in the Company's filings with the Securities and Exchange Commission.